SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 29, 2005, the SoftBrands, Inc. Compensation Committee approved equity awards to management employees under the SoftBrands, Inc. 2001 Stock Incentive Program.  In accordance with a program researched by the Board of Directors, the Committee and its compensation consultant to better optimize the cost of the Company’s equity incentives under SFAS 123(R), the awards consisted of restricted stock units (“RSUs”) and stock appreciation rights (“SARs) rather than stock options.  In total, the Committee granted RSUs to acquire 362,000 shares of common stock, and SARs with respect to 237,500 shares of common stock.

Each of the RSU grants, except the RSUs granted to Mr. Tofteland as described below, vest and require SoftBrands to issue to the employee 25% of the shares subject to the grant on the first, second, third and fourth annual anniversaries of the date of grant, provided the employee remains an employee of SoftBrands or a subsidiary on those dates.  Each of the SAR grants also vest on the first, second, third and fourth anniversaries of the date of grant with respect to 25% of the shares, provided the employee remains employed with SoftBrands or a subsidiary on that date, and expire on the fifth anniversary of the date of grant.  The SARs entitle the employee, once vested and exercised, to receive shares of SoftBrands common stock having a value on the date of exercise equal to the excess of the fair market value of the shares on the date of exercise over the fair market value of the shares on the date of grant.

The Compensation Committee granted RSUs and SARs to each of the SoftBrands executive officers in the following amounts on December 29, 2005:

Name	RSUs	SARs
George Ellis	10,000	20,000
Randal Tofteland	25,000	75,000
David Latzke	10,000	25,000
Ralf Suerken	10,000	25,000
Steve VanTassel	10,000	25,000

The grants to Mr. Ellis were in lieu of the grant of options to purchase 50,000 shares of Common Stock to which he was entitled under the Transition Agreement approved on October 1, 2005.  All of the grants were on the same form of RSU and SAR agreement as the grants to other management employees, except that the RSU grant to Mr. Tofteland vests effective September 30, 2006, if SoftBrands management is able to certify, and its independent certified public accounting firm is able to attest, that there are no material weaknesses in internal control over financial reporting for the year ending September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary